EXHIBIT 23(i)

                              Hunton & Williams
                         Riverfront Plaza, East Tower
                             951 East Byrd Street
                        Richmond, Virginia 23219-4074
                          Telephone  (804) 788-8200
                          Facsimile  (804) 788-8218



                                March 8, 1995


Dominion Resources, Inc.
Richmond, Virginia 23261

                           Dominion Resources, Inc.
                                  Form 10-K

Gentlemen:

        We consent to the incorporation by reference into the registration statements of Dominion Resources, Inc. on Form S-3 (File No. 33-52477 and File No. 33-49397) and on Form S-8 (File No. 33-55403 and File No. 33-46428) of the statements, included in this Annual Report on Form 10-K, made in regard to our firm that relate to franchises, title to properties, rate, environmental and other regulatory matters and litigation.

                                          Sincerely yours,


                                          HUNTON & WILLIAMS